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                          Payment and Release Agreement

This PAYMENT AND RELEASE AGREEMENT (the "Release Agreement"), dated November 7, 2002 (the "Effective Date"), is entered into by and between IFX CORP. (the "Company"), a Delaware corporation, and MR. HOWARD F. ZUCKERMAN (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company is engaged, among other things, in the Internet service provider business and certain related activities through out Latin America (the "Business"); and

     WHEREAS, the Company retained the services of the Employee to, amongst other things, head its Finance Department (the "Services"); and

     WHEREAS, the Company and the Employee have agreed to terminate the provision of the Services by the Employee to the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     Article 1. The Company and the Employee have agreed that the complete compensation, which includes, but is not limited to, any commissions, salary, vacation pay, or severance due to the Employee (the "Compensation"), to be paid by the Company to the Employee for the Services shall be the total and exclusive amounts set forth in Exhibit A, attached hereto and incorporated by reference.

     Article 2. The Company hereby delivers to the Employee, and at Employee's complete and total satisfaction the total and exclusive amount set forth in Exhibit A. In turn, the Employee hereby agrees and acknowledges that the abovementioned payment represents the complete payment of the Compensation and the fulfillment of any and all pecuniary obligations assumed by the Company, or any other Company affiliate, subsidiary or related company or person (hereinafter collectively referred to as the "IFX Parties") in relation to the Services or to any other service provided by the Employee (or any company or person related to the Employee) to the IFX Parties.

     Article 3. Consequently, the Employee hereby totally releases and forever and irrevocably discharges all and each of the IFX Parties from any and all obligations, rights, claims and demands, which the Employee may have against any of the IFX Parties in relation to the Services and/or to any other service that may have been provided by the Employee (or by any of its related companies) to any of the IFX Parties. For such reason, the Employee hereby expressly acknowledges that no amount is owed to it (or to any of its related companies) by any of the IFX Parties in relation to the Services and/or to any other service that except for those amounts set forth in Exhibit A that remain outstanding as of the Effective Date, may have been provided by the Employee (or by any of its related companies) to any of the IFX Parties. Furthermore, Employee hereby waives any legal, civil, criminal, administrative or any other type of action, whether contractual, tort, legal or otherwise, that the Employee (or any of its related companies) may have against any of the IFX Parties, their officers, employees, servants or related persons in relation to any and all pecuniary obligation that may have been assumed by any of the IFX Parties in connection to the Services and/or to any other service that may have been provided by the Employee (or by any of its related companies) to any of the IFX Parties and specially in relation to the payment of the Compensation.

     Article 4. The Employee undertakes to keep any and all information which it (and/or any of its related companies) may have had access to during the provision of the Services and/or to any other service that may have been provided by the Employee (or by any of its related companies) to the Company Parties, strictly confidential and secret. Such obligation shall remain in effect indefinitely.

     Article 5. The Employee agrees that neither the Employee, nor anyone acting by, through, or in concert with the Employee, shall disparage, harass or defame the Company, its affiliates, predecessors or successors or any of its past and present officers, directors, stockholders, board members, partners, bankers, analysts, members, agents and employees or the Company's business practices, operations or personnel policies and practices to any of the Company's customers, clients, competitors, suppliers, investors, directors, consultants, employees, former employees or the press or other media in any country, and (ii) not to engage in any contact with the media with respect to the Company or its affiliates, employees, stockholders, partners or directors without the prior written consent of the Company. Requests for consent shall be directed to the Company's General Counsel. The Company agrees that neither it, nor anyone acting by, through, or in concert with it, shall disparage or otherwise communicate negative

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statements or opinions about the Employee. "Disparagement" means all statements, written or oral, public or private that can be accurately demonstrated in fact to be attributable to Employee or the Company (as applicable).

     Each party agrees and acknowledges that the covenants and promises of this Article constitute a material and significant part of the consideration received by the other party in exchange for its obligations under this Agreement and that any breach hereunder will constitute a material breach of this Agreement.

     Article 6. Employee agrees that for a period of one (1) year from the Effective Date, Employee shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any of Employer's employees or recommend to any employee of Employer that he/she cease to be employed by Employer; provided that the restrictions set forth in the immediately preceding sentence shall not apply to any solicitation directed at the public in general e.g., advertisements in publications of general circulation, etc. or to inquiries for employment that were unsolicited, directly or indirectly, by Employee.

     Article 7. Employee acknowledges that all customers of Employer, which Employee has serviced or hereafter services during Employee's employment by Employer and all prospective customers from whom Employee has solicited or may solicit business while in the employ of Employer, shall be solely the customers of Employer. Employee agrees that for a period of one (1) year from the Effective Date, Employee shall not either directly or indirectly solicit business, as to products or services competitive with the Employer's business, from any of Employer's customers with whom Employee had contact during his employment with Employer. Employee agrees that during such period, he will not influence or attempt to influence any of the customers or clients of Employer to cease doing business with Employer.

     Article 8. In the event the Employee violates this Agreement, all of the amounts set forth in Articles 1 and 2 shall be forfeited. The Company may, in its sole discretion, either withhold said amount from any amounts owing and unpaid under this Agreement or demand that the Employee repay said amount within thirty (30) days of demand. If the Employee fails to repay the amount so demanded, the Company may file suit against the Employee for that amount, costs and fees to be borne by the losing party. This action for recovery of amounts paid shall not preclude the Company from filing suit against the Employee for defamation or any other cause of action related to the disparaging statements.

     Article 9. This Release Agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA.

     Article 10. This Release Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties have executed this Release Agreement or caused to be executed by its duly authorized officer or legal representative, as of the date written above.

Company:                                    Employee:


   /s/ Michael Shalom                          /s/ Howard F. Zuckerman
---------------------------------------     ------------------------------------
Signature                                   Signature
Michael Shalom                              Howard F. Zuckerman
---------------------------------------     ------------------------------------
Name                                        Name
CEO                                         November 7, 2002
---------------------------------------     ------------------------------------
Title                                       Date
November 7, 2002
---------------------------------------
Date

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                                    Exhibit A

1. Salary for the period November 1, 2002 to November 7, 2002. Total and exclusive amount of US$4,230.77 less any applicable withholding taxes.
2. One month of salary at the Employee's contract rate (November 8, 2002 to December 7, 2002) as severance payment. Total and exclusive amount of US$18,333.34 less any applicable withholding taxes and insurance premiums.
3. Payment of medical benefits by the Company to Employee for three (3) calendar months, commencing as of December 1, 2002.
4. Recovery of amount of voluntary salary reduction (from $18,333/mo. to $15,883/mo.) for period October 1, 2002 to November 7, 2002. Total and exclusive amount of US$2,500.04 less any applicable withholding taxes.
5. Reimbursement to Employee for all airline tickets purchased in advance but not used (details and amounts to be submitted).
6. Reimbursement to Employee, or payment directly to landlord or vendors, of rent and utility costs for the executive apartment, including all costs of early termination of the lease (details and amounts to be submitted).
7. COBRA eligibility and coverage for 18 months for Employee and Employee's spouse, commencing as of December 1, 2002.
8. Payment of outstanding expense report for October 2002. Total and exclusive amount of US$1,650.07 (received November 6, 2002).
9. Reimbursement of Employee's costs to transport Employee's vehicle from Florida to Maryland (details and amounts to be submitted).
10. Penalty fees on airline tickets or other costs of rescheduling business trip to Caracas, Venezuela on November 19/th/ and 20, 2002 (details and amounts to be submitted).
11. All surcharges to cost of flights between Florida and Maryland resulting from the change in Employee's employment status (details and amounts to be submitted).

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